Exhibit 10.4

HUT 8 MINING CORP.

OMNIBUS LONG-TERM INCENTIVE PLAN

Effective February 15, 2018, as amended April 8, 2019, May 14, 2021,

January 15, 2022, August 22, 2022 and June 28, 2023

ii

ADDENDA

Appendix A – FORM OF OPTION AGREEMENT	A-1
Appendix B – FORM OF DSU AGREEMENT	B-1
Appendix C – BOARD RETAINER DSU ELECTION NOTICE	C-1
Appendix D – FORM OF RSU AGREEMENT	D-1

HUT 8 MINING CORP.

OMNIBUS LONG-TERM INCENTIVE PLAN

Hut 8 Mining Corp. (the “Corporation”) hereby establishes an Omnibus Long-Term Incentive Plan for certain qualified directors, officers, employees, consultants and service providers providing ongoing services to the Corporation and its Affiliates (as defined herein) that can have an impact on the Corporation's long-term results.

ARTICLE 1

DEFINITIONS

Section 1.1	Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Affiliate” has the meaning given to this term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time;

“Annual Board Retainer” means the annual retainer paid by the Corporation to a director in a calendar year for service on the Board, including Board committee fees, attendance fees and additional fees and retainers to committee chairs; provided that, for greater clarity, “Annual Board Retainer” shall not include any amounts paid as a reimbursement or allowance for expenses;

“Associate”, where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant's children, as well as that Participant's relatives and that Participant's spouse's relatives, if they share that Participant's residence;

“Awards” means Options, RSUs and DSUs granted to any Participant pursuant to the terms of the Plan;

“Black-Out Period” means a period of time when pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain Persons designated by the Corporation;

“Board” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Board Retainer DSUs” has the meaning ascribed thereto in Section 4.3 hereof;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when Canadian Chartered banks are generally open for business in Toronto, Ontario, Canada, for the transaction of banking business;

“Canadian Participant” means a Participant who is a resident of Canada for purposes of the Tax Act or who is granted an Award in respect of, or by virtue of, employment services rendered in Canada; provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Participant;

“Cash Equivalent” means the amount of money equal to the Market Value;

“Cashless Exercise Right” has the meaning ascribed thereto in Section 3.7 hereof;

“Change in Control” means the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any Person or group of Persons acting jointly or in concert, within the meaning of National Instrument 62-104 - Takeover Bids and Issuer Bids (or any successor instrument thereto), of a beneficial interest in voting or equity securities of the Corporation, together with all voting or equity securities of the Corporation at the time held beneficially, directly or indirectly by such Person or Persons acting jointly or in concert, equal to more than 50% of the votes associated with the outstanding voting securities of the

Corporation; (ii) a merger, consolidation, plan of arrangement or reorganization of the Corporation that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of the resulting entity's outstanding securities to a Person, or group of Persons acting jointly and in concert, who are different from the Person(s) that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; (iii) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the Corporation's property and assets, or (iv) the Corporation's shareholders approving any plan or proposal for the liquidation or dissolution of the Corporation;

“Code” means the U.S Internal Revenue Code of 1986, as amended, as well as any applicable regulations and guidance thereunder;

“Code of Conduct” means any code of conduct adopted by the Corporation, as modified from time to time;

“Committee” has the meaning ascribed thereto in Section 2.2(1) hereof;

“Consultant” means a Person, other than a director or an employee of the Corporation or of an Affiliate of the Corporation, that (i) is engaged to provide services to the Corporation or an Affiliate of the Corporation other than services provided in relation to a distribution of securities; (ii) provides services under a written contract with the Corporation or an Affiliate of the Corporation; and (iii) spends or will spend a significant amount of time and attention to the affairs and business of the Corporation or an Affiliate of the Corporation;

“Corporation” means Hut 8 Mining Corp., a corporation existing under the Business Corporations Act (British Columbia), as amended from time to time, and any corporate successor thereto;

“Disability” means a physical or mental impairment that renders an individual unfit to perform the core functions of their employment or engagement, as applicable, or any other condition of impairment that the Administrator, acting reasonably, determines constitutes a disability;

“Dividend Equivalent” has the meaning ascribed thereto in Section 4.7 hereof;

“DSU” means a notional unit credited by means of a bookkeeping entry on the books of the Corporation pursuant to the Plan, and administered pursuant to the Plan, representing the conditional right of the holder to receive the Cash Equivalent of one (1) Share, or one (1) Share, or a combination thereof, in each case in accordance with the terms and conditions of the Plan, and references to “DSUs” in the Plan include any specific types of DSUs referenced herein, including Board Retainer DSUs;

“DSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of DSUs and the terms and conditions thereof, substantially in the form of Appendix “B”;

“DSU Redemption Notice” has the meaning ascribed thereto in Section 4.4(1) hereof;

“Eligible Director” means a member of the Board who, at the time of execution of a Grant Agreement, and at all times thereafter while they continue to serve as a member of the Board, is not, other than in their role as a director, officer, senior executive or other Employee of the Corporation or an Affiliate, a Consultant or service provider providing ongoing services to the Corporation and its Affiliates;

“Eligible Participants” means: (i) in respect of a grant of Options or RSUs, any director, executive officer, Employee, Consultant or service provider providing ongoing services to the Corporation and its Affiliates, and (ii) in respect of a grant of DSUs, any director, executive officer, or Employee of the Corporation or of a Related Corporation, in each case who the Board may determine from time to time, in its sole discretion;

“Employee” means an employee, within the meaning of the Tax Act, of the Corporation or an Affiliate;

“Employment Agreement” means, with respect to any Participant, any written employment agreement between the Corporation or an Affiliate and such Participant;

“Exchange” means the TSX or, if the Shares are not listed or posted for trading on the TSX but are listed and posted for trading on another stock exchange, the stock exchange on which the Shares are listed or posted for trading;

“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant's intention to exercise a particular Option Award, if applicable;

“Fiscal Quarter” means, in respect of any calendar year, each three-month period ending on the last day of March, June, September and December;

“Grant Agreement” means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a DSU Agreement, a RSU Agreement or an Employment or Services Agreement;

“Insider” means a “reporting insider” of the Corporation as defined in National Instrument 55-104 – Insider Reporting Requirements and Exemptions and includes associates and affiliates (as such terms are defined in Part 1 of the TSX Company Manual) of such “reporting insider”;

“Market Value” means, at any date when the market value of Shares of the Corporation is to be determined, the VWAP on the Exchange for the five trading days immediately prior to such date, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith, in a manner consistent with the provisions of the Tax Act and Section 409A of the Code;

“Option” means an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof;

“Option Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form set out in Appendix “A”;

“Option Price” has the meaning ascribed thereto in Section 3.3 hereof;

“Option Term” has the meaning ascribed thereto in Section 3.4 hereof;

“Outstanding Issue” means the number of Shares that are outstanding as at a specified time, as calculated on a non-diluted basis;

“Participants” means Eligible Participants that are granted Awards under the Plan;

“Participant's Account” means an account maintained for each Participant's participation in DSUs and/or RSUs under the Plan;

“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant's personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Omnibus Long-Term Incentive Plan, as amended and restated from time to time;

“Related Corporation” means an Affiliate of the Corporation that is “related” to the Corporation, as determined for the purposes of the Tax Act;

“Restriction Period” has the meaning ascribed thereto in Section 5.3 hereof;

“RSU” means a notional unit credited by means of a bookkeeping entry on the books of the Corporation pursuant to the Plan, and administered pursuant to the Plan, representing the conditional right of the holder to receive the Cash Equivalent of one (1) Share, or one (1) Share, or a combination thereof, in each case in accordance with the terms and conditions of the Plan;

“RSU Agreement” means a written letter agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof, substantially in the form of Appendix “C”;

“RSU Settlement Date” has the meaning ascribed thereto in Section 5.4(1) hereof;

“Separation from Service” has the meaning ascribed thereto in Section 4.4(6) hereof;

“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or an Affiliate including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or an Affiliate by way of a loan, guarantee or otherwise;

“Shares” means the common shares in the capital of the Corporation;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, each as amended from time to time;

“Termination Date” means (i) in the event of a Participant's resignation, the date on which such Participant ceases to be a director, executive officer, employee or Consultant of the Corporation or an Affiliate, (ii) in the event of the termination of the Participant's employment, or position as director, executive or officer of the Corporation or an Affiliate, or Consultant, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Affiliate, as the case may be, and (iii) in the event of a Participant's death, on the date of death; provided that, in all cases, in applying the provisions of the Plan to DSUs granted to a Canadian Participant, the “Termination Date” shall be the date on which the Participant is neither a director, employee, executive or officer of the Corporation or of any affiliate of the Corporation (as determined for the purposes of paragraph 6801(d) of the Tax Act Regulations), subject to the Participant’s minimum statutory entitlements, if any, prescribed by applicable employment or labour standards legislation. For the avoidance of doubt, and except as required by applicable employment standards legislation, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of the termination of a Participant's employment, or position as director, executive or officer of the Corporation or an Affiliate, or Consultant, that follows or is in respect of a period after the Participant’s last day of actual and active service or retention shall be considered as extending the Participant’s period of service or retention for the purposes of determining their entitlement under the Plan;

“Trading Day” means any day on which the Exchange is opened for trading;

“TSX” means the Toronto Stock Exchange;

“U.S. Participant” means a Participant who is subject to taxation in the United States in respect of Awards under the Plan; provided that, for greater certainty, a Participant may be both a Canadian Participant and a U.S. Participant; and

“VWAP” means volume weighted average trading price.

ARTICLE 2

PURPOSE AND ADMINISTRATION OFTHE PLAN; GRANTING OF AWARDS

Section 2.1	Purpose of the Plan.
(1)	The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:
(a)

to increase the interest in the Corporation's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or an Affiliate;

(b)

to provide an incentive to such Eligible Participants to continue their services for the Corporation or an Affiliate and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or an Affiliate are necessary or essential to its success, image, reputation or activities;

(c)	to reward the Participants for their performance of services while working for the Corporation or an Affiliate; and
(d)	to provide a means through which the Corporation or an Affiliate may attract and retain able Persons to enter its employment or into contractual arrangements.
Section 2.2	Implementation and Administration of the Plan.
(1)

The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by a committee appointed by the Board (the “Committee”) and consisting of not less than three (3) members of the Board. If a Committee is appointed for this purpose, all references to the term “Board” herein will be deemed to be references to the Committee.

(2)

The Board may further sub-delegate to one or more directors of the Corporation or the Chief Executive Officer of the Corporation, subject to such terms, conditions and limitations as the Board may establish in writing in its sole discretion, the authority to grant Awards; provided, however, that the Board shall not delegate such authority (i) with regard to grants of Awards to be made to officers or directors of the Corporation or (ii) in such a manner as would contravene applicable law or applicable Exchange rules and policies. If any such sub-delegation is undertaken, all relevant references to the term “Board” herein, as determined based on the terms, conditions and limitations of the sub-delegation in question, will be deemed to be references to the relevant director(s) and/or Chief Executive Officer of the Corporation, as applicable.

(3)

The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan, subject to any applicable rules of the Exchange. Subject to the provisions of the Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board shall be final and binding on all Eligible Participants.

(4)

No member of the Board or of the Committee shall, nor shall any Person to whom the Board delegates authority under the Plan, be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.

(5)	Any determination approved by a majority of the Board shall be deemed to be a determination of that matter by the Board.

Section 2.3	Eligible Participants.
(1)

In determining Awards to be granted under the Plan, the Board shall give due consideration to the value of each Eligible Participant's present and potential future contribution to the Corporation's success. For greater certainty, a Person whose employment with, or service as a director to, the Corporation or an Affiliate has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such Employee, director, the Corporation or such Affiliate, as the case may be, shall cease to be eligible to receive Awards hereunder as of the date on which such Person provides notice to the Corporation or the Affiliate, as the case may be, in writing or verbally, of such cessation, or on the Termination Date for any cessation of a Participant's employment initiated by the Corporation.

(2)

For Eligible Participants who are Employees, Consultants or Eligible Directors of the Corporation, the Corporation and the Participant are responsible for ensuring and confirming that the Participant is a bona fide Employee, Consultant or Eligible Director, as the case may be.

(3)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant's relationship or employment with the Corporation.
(4)

Notwithstanding any express or implied term of the Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment by the Corporation to the Participant.

Section 2.4	Shares Subject to the Plan.

Subject to adjustment pursuant to provisions of Article 7 hereof, and as may be approved by the Exchange and the shareholders of the Corporation from time to time:

(1)

The maximum number of Shares reserved and available for issuance under the Plan and any other proposed or established Share Compensation Arrangement shall not exceed 10% of the Outstanding Issue, from time to time.

(2)

The maximum number of Shares reserved and available for issuance to Eligible Participants who are Insiders, at any time, under the Plan and any other proposed or established Share Compensation Arrangement, shall not exceed 10% of the Outstanding Issue, from time to time.

(3)

The maximum number of Shares issued to Eligible Participants who are Insiders, within any one-year period, under the Plan and any other proposed or established Share Compensation Arrangement, shall not exceed 10% of the Outstanding Issue, from time to time.

(4)	The maximum number of Shares issued to any Person within any one-year period shall not exceed 5% of the Outstanding Issue, from time to time, calculated on the date an option is granted to the Person.
(5)

Any Award granted pursuant to the Plan and any other Share Compensation Arrangement prior to a Participant becoming an Insider, shall be excluded for the purposes of the limits set out Section 2.4(2) and Section 2.4(3) above.

(6)

For greater certainty, no Participant shall have any right to demand to be paid in, or receive, Shares in respect of any Award, and, notwithstanding any discretion exercised by the Corporation to settle any Award, or portion thereof, in the form of Shares and/or cash, the Corporation reserves the right to change such form of payment at any time until payment is actually made.

Section 2.5	Granting of Awards.
(1)

Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the exercise or settlement of such Award or the issuance of Shares thereunder, if applicable, such Award may not be accepted, settled or exercised in whole or in part in Shares unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

(2)

Any Award granted under the Plan shall be subject to the requirement that, the Corporation has the right to place any restriction or legend on any securities issued pursuant to the Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

ARTICLE 3

OPTIONS

Section 3.1	Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Option Price, but subject to the provisions hereof.

Section 3.2	Option Awards.
(1)

Subject to the provisions set forth in the Plan and any shareholder or regulatory approval which may be required, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Option Price”) and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term, subject to the terms and conditions prescribed in the Plan, in any Option Agreement and any applicable rules of the Exchange.

(2)	Unless otherwise set forth in the related Option Agreement, Options granted shall vest on the following basis:
(a)

in respect of Options granted to Employees with one or more years of employment with the Corporation as at the applicable date of grant or to Eligible Directors or executive officers of the Corporation: 1/6 of the Options vesting six months following the date of grant, and 1/6 of the Options vesting every six months thereafter; and

(b)

in respect of Options granted to Employees with less than one year of employment with the Corporation as of the applicable date of grant or to Consultants or service providers providing ongoing services to the Corporation or its Affiliates: 1/3 of the Options vesting one year following the date of grant, and 1/6 of the Options vesting every six months thereafter.

Section 3.3	Option Price.

The Option Price per Share that is the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than the Market Value of such Share at the time of the grant. Notwithstanding anything in the Plan to the contrary, an Option granted to a U.S. Participant shall not be granted with an Option Price that is less than the fair market value of a Share at the time of grant, determined in accordance with Section 409A of the Code.

Section 3.4	Option Term.
(1)

The Board shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, commencing on the date such Option is granted to the Participant and ending as specified in the Plan, or in the Option Agreement, but in no event shall an Option expire on a date which is later than 10 years from the date the Option is granted (“Option Term”). Unless otherwise determined by the Board, all unexercised Options shall be cancelled at the expiry of such Options.

(2)

Should the expiration date for an Option fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the 10th Business Day after the end of the Black-Out Period, such 10th Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 7.2 hereof, the 10-Business Day period referred to in this Section 3.4 may not be extended by the Board. Notwithstanding anything in the Plan to the contrary, an Option granted to a U.S. Participant shall not be extended as provided in this Section unless the Corporation reasonably determines that such extension does not cause the Participant to be subject to excise taxes under Section 409A of the Code.

Section 3.5	Exercise of Options.
(1)

Subject to the provisions of the Plan, a Participant shall be entitled to exercise an Option granted to such Participant at any time prior to the expiry of the Option Term, subject to compliance with applicable Black-Out Periods and vesting limitations which may be imposed by the Board at the time such Option is granted.

(2)

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board at the time of granting the particular Option, may determine in its sole discretion, subject to compliance with applicable Black-Out Periods. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.

Section 3.6	Method of Exercise and Payment of Purchase Price.
(1)

Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation (or the individual that the Corporate Secretary of the Corporation may from time to time designate), together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Option Price of the Shares to be purchased pursuant to the exercise of the Options, together with any amounts required under Section 8.2.

(2)

Where Shares are to be issued to the Participant pursuant to the terms of this Section 3.6, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised in accordance with the terms of Section 3.6(1), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and non-assessable.

(3)

Upon the exercise of an Option pursuant to Section 3.6(1), the Corporation shall, as soon as practicable after such exercise but no later than 10 Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to either:

(a)

deliver to the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant} a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice; or

(b)

in the case of Shares issued in uncertificated form, cause the issuance of the aggregate number of Shares the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice to be evidenced by a book position on the register of the shareholders of the Corporation to be maintained by the transfer agent and registrar of the Shares.

Section 3.7	Cashless Exercise.

The Board may, at any time and on such terms as it may in its discretion determine, grant to a Participant who is entitled to exercise an Option the alternative right (the “Cashless Exercise Right”) to deal with such Option on a “cashless exercise” basis. Without limitation, the Board may determine in its discretion that such Cashless Exercise Right, if any, granted to a Participant in respect of any Options entitles the Participant the right to surrender such Options, in whole or in part, to the Corporation upon giving notice in writing to the Corporation of the Participant's intention to exercise such Cashless Exercise Right and the number of Options in respect of which such Cashless Exercise Right is being exercised, and, upon such surrender, to receive, as consideration for the surrender of such Options as are specified in the notice, that number of Shares, disregarding fractions, equal to the quotient obtained by:

(1)

subtracting the applicable Option Price from the Market Value of a Share (determined as of the date such notice of cashless exercise is received by the Corporation), and multiplying the remainder by the number of Options specified in such notice; and

(2)	dividing the net amount obtained under Section 3.7(1) by the Market Value of a Share determined as of the date such notice of cashless exercise is received by the Corporation.
Section 3.8	Option Agreements.

Options shall be evidenced by an Option Agreement or included in an Employment or Services Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Article 3 and Article 6 hereof be included therein. The Option Agreement shall contain such terms that may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or providing services, or the rules of any regulatory body having jurisdiction over the Corporation. For greater certainty, all Options granted to Canadian Participants shall have such terms and conditions to ensure the Options are governed by section 7 of the Tax Act.

ARTICLE 4

DEFERRED SHARE UNITS

Section 4.1	Nature of DSUs.

DSUs may, from time to time, be granted to Eligible Participants under the Plan, subject to such vesting and other terms and conditions, not inconsistent with the terms of the Plan, as the Board may impose in its sole and absolute discretion. A DSU is an Award attributable to a Participant's duties of an office, directorship or employment and that, upon settlement, entitles the recipient Participant to receive the Cash Equivalent of one (1) Share, one (1) Share, or a combination thereof, as determined by the Corporation in its sole discretion, which entitlement shall be expressly set out in the applicable DSU Agreement.

For greater certainty, the aggregate of all amounts, each of which may be received by or in respect of an Eligible Participant in respect of a DSU, shall depend, at all times, on the Market Value of Shares or shares of a Related Corporation at a time within the period that commences one year before such Participant's Termination Date and ends at the time the amount is received.

For greater certainty, no Eligible Participant or any Person with whom such Eligible Participant does not deal at arm's length, as determined for the purposes of the Tax Act, shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the Market Value of Shares or shares of a Related Corporation. No DSUs shall be granted hereunder for such purpose.

Section 4.2	DSU Awards – General
(1)

Subject to the provisions of the Plan and the requirements of paragraph 6801(d) of the regulations to the Tax Act, the Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may be granted DSUs under the Plan, (ii) fix the number of DSUs to be granted to each Eligible Participant and the date or dates on which such DSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions for such DSUs, subject to the terms and conditions prescribed in the Plan and in any DSU Agreement.

(2)

Subject to the vesting and other conditions and provisions in the Plan and in any DSU Agreement, each DSU awarded to a Participant shall entitle the Participant to receive, on settlement, the Cash Equivalent of one (1) Share, one (1) Share or any combination of cash and Shares, which entitlement shall be expressly set out in the applicable DSU Agreement.

Section 4.3	Board Retainer DSUs
(1)

An Eligible Participant who is a director of the Corporation may elect, irrevocably and in advance, by filing an election notice in the form of Appendix “C” attached hereto (the “Election Notice”), to have an amount (the “Elected Amount”) up to 100% of the value of his or her Annual Board Retainer be satisfied in the form of DSUs (“Board Retainer DSUs”). In the case of an existing director, the election must be completed, signed and delivered to the Corporation no later than December 15th of the calendar year immediately preceding the calendar year to which such election is to apply. In the case of a new director, the election must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days, after the director’s appointment, with such election to be effective for amounts of Annual Board Retainer to be paid after the date of the election for services to be performed subsequent to the date of such Election Notice. For the first year of this Section 4.3 becoming part of the Plan, directors must make such election as soon as possible, and, in any event, no later than 30 days, after adoption of the amended Plan containing this Section 4.3 and the election shall be effective for amounts of Annual Board Retainer to be paid after the date of the election for services to be performed subsequent to the date of such Election Notice. If no election is validly made or exists in respect of a particular calendar year, the new or existing director will be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation.

(2)

Notwithstanding Section 4.3(1), if the Board authorizes a resolution that the Eligible Participants shall be credited with Board Retainer DSUs in lieu of all or a minimum amount of the Annual Board Retainer, then the Eligible Participants shall be obliged to accept such Board Retainer DSUs as payment of such amounts otherwise payable to an Eligible Participant.

(3)

The Election Notice shall, subject to any minimum amount that may be required by the Board, from time to time, designate the Elected Amount as a percentage of the Annual Board Retainer for the applicable calendar year that is to be satisfied in the form of Board Retainer DSUs, with the remaining percentage to be paid in cash in accordance with the Corporation’s regular practices of paying such cash compensation.

(4)

In the event that an Elected Amount would result in the granting of a fractional number of Board Retainer DSUs, the number of Board Retainer DSUs that are to be granted in respect of such Elected amount shall automatically, and without requiring any action on the part of the applicable Eligible Participant, be rounded up to the nearest whole number of Board Retainer DSUs.

(5)	Any Election Notice shall, once delivered to the Corporation, be irrevocable in respect of the calendar year in which it was made.
(6)

Each director that has filed a valid Election Notice or who is entitled to receive DSUs in accordance with Section 4.3(2) shall be credited with a number of Board Retainer DSUs equal to the portion of the Annual Board Retainer corresponding to the Elected Amount divided by the Market Value. Board Retainer DSUs for any calendar year will be credited to each electing director's Participant Account in equal portions on the last Business Day of each Fiscal Quarter during the calendar year to which the applicable director’s Elected

Amount relates (each such date being a “DSU Grant Date”) without requiring any further action on the part of the applicable director; provided that if the division of such Board Retainer DSUs into equal amounts of Board Retainer DSUs would result in a fractional number of Board Retainer DSUs being credited to a Participant Account on any DSU Grant Date, the number of Board Retainer DSUs that are to be credited to the applicable Participant Account on such DSU Grant Date shall automatically, and without requiring any action on the part of the applicable Eligible Participant, be rounded up to the nearest whole number of Board Retainer DSUs and the number of Board Retainer DSUs that are to be credited to the applicable Participant Account on the immediately succeeding DSU Grant Date shall automatically, and without requiring any action on the part of the applicable Eligible Participant, be reduced on a corresponding basis.

(7)

In the absence of an Eligible Participant delivering to the Corporation a new Election Notice, within the time specified in Section 4.3(1), in respect of the following calendar year, the Eligible Participant’s Election Notice shall remain in effect for subsequent calendar years until terminated or changed by the Eligible Participant.  No Eligible Participant shall be entitled to file more than one Election Notice in any calendar year unless specifically authorized by resolution of the Board.

(8)

Any Board Retainer DSUs granted to an Eligible Participant to satisfy an Elected Amount pursuant to this Section 4.3 or in accordance with a resolution of the Board as set forth in Section 4.3(2) shall vest in full upon being credited to the applicable Eligible Participant’s Participant Account but will not become payable until the applicable date specified in the DSU Redemption Notice delivered, or deemed to have been delivered, by the holder thereof to the Corporation in accordance with the Plan.

(9)

Notwithstanding anything in the Plan to the contrary, with respect to a director who is subject to taxation in the U.S. (i) in the case of a new director, the election referred to in this Section 4.3 must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days, after the director's appointment, with such election to be effective for services to be performed subsequent to the date of such Election Notice, and (ii) for the first year of this Section 4.3 becoming part of the Plan, directors must make such elections as soon as possible, and, in any event, no later than 30 days, after adoption of the amended Plan, and the election shall be effective for services to be performed subsequent to the date of such election.

Section 4.4	Redemption of DSUs.
(1)

Each Participant that holds DSUs shall be entitled to redeem his or her DSUs on up to two specified dates during the period commencing on the Business Day immediately following his or her Termination Date and ending on December 15th of the first calendar year following such Termination Date, or any shorter redemption period set out in the relevant DSU Agreement, by (subject to the appointment of a third party administrator in accordance with Section 8.1(1) and the implementation of the required procedures of such third party administrator) delivering to the Corporation a written notice of election (the “DSU Redemption Notice”), in advance of the applicable Participant's Termination Date and on a date that is not during a Black-Out Period, indicating (a) the Participant’s election to have their DSUs redeemed on one or more particular dates, (b) the desired date(s) of settlement, and (c) the number of DSUs desired to be settled on such date(s); provided that such desired date(s) of settlement shall not be permitted to be during a Black-Out Period unless the desired date that is during a Black-Out Period is no less than 30 days following the date of the DSU Redemption Notice delivered by the Participant in question.

(2)

Each DSU shall be settled in the manner set out in the applicable DSU Agreement, which manner of settlement shall be: (i) by way of payment of the Cash Equivalent of one Share; (ii) by way of the issuance of one Share issued from treasury; or (iii) by way of payment and issuance, as applicable, of a combination of cash and Shares.

(3)

Subject to Section 4.4(4), Settlement of DSUs shall take place as soon as commercially and reasonably possible following the date(s) specified or deemed to be specified in the DSU Redemption Notice, and in all events prior to December 20th of the calendar year following the particular Participant's Termination Date.

(4)

If in the opinion of the Board, a Participant is in possession of material undisclosed information regarding either or both of the Corporation and the Shares on the date specified or deemed to be specified in the DSU Redemption Notice, the settlement of such Participant’s DSUs shall be postponed until the earliest of the date on which (i) the Board is satisfied the Participant is no longer in possession of any such material undisclosed information, or (ii) December 20th of the year following the year of the Participant’s Termination Date. Notwithstanding the foregoing, in the event that a Participant receives Shares in satisfaction of an Award during a Black-Out Period, the Corporation shall advise such Participant of the same in writing and such Participant shall not be entitled to sell or otherwise dispose of such Shares until such Black-Out Period has expired.

(5)	Notwithstanding any other provision of the Plan:
(a)	no payment shall be made in respect of a DSU until after the Participant’s Termination Date; and
(b)	all amounts payable to, or in respect of, a Participant hereunder shall be paid on or before December 31st of the calendar year commencing immediately after the Participant’s Termination Date.
(6)

Notwithstanding any other provision of the Plan, the following provisions apply to U.S. Participants: (i) if a U.S. Participant is to be given an ability to elect the time of settlement of his DSUs, such election must be made at the same time and in accordance with the requirements applicable to the RSU Redemption Notice and may only allow the U.S. Participant to choose a time of settlement that complies with Section 409A of the Code, (ii) for purposes of any payments to be made on a U.S. Participant's Termination Date, such Termination Date must be the date of the U.S. Participant's “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) and such payments must be made within 60 days of such U.S. Participant's Termination Date, and (iii) the provisions of to Section 4.4(4) shall not apply.

(7)

Notwithstanding anything in the Plan to the contrary, if the DSUs of a U.S. Participant are subject to tax under both the income tax laws of Canada and the income tax laws of the United States, the following special rules regarding forfeiture will apply. For greater clarity, these forfeiture provisions are intended to avoid adverse tax consequences under Code Section 409A and/or under paragraph 6801(d) of the regulations under the Tax Act, that may result because of the different requirements as the time of redemption of DSUs (and thus the time of taxation) with respect to a U.S. Participant’s Separation from Service and the U.S. Participant’s Termination Date under Canadian tax law. The intended consequence of this Section 4.4(7) is that payments to such U.S. Participant in respect of DSUs will only occur if such U.S. Participant’s cessation of services to the Corporation or an Affiliate constitutes both a Separation from Service and a Termination Date.  If such a U.S. Participant does not experience both a Separation from Service and a Termination Date such DSUs shall be immediately and irrevocably forfeited.

Section 4.5	Deemed DSU Redemption Notice and Settlement of DSU Awards.
(1)

If a DSU Redemption Notice is not received by the Corporation on or before a Participant's Termination Date or the DSU Redemption Notice does not specify a date or dates within the time period noted in Section 4.4(1), the Participant shall be deemed to have delivered a DSU Redemption Notice specifying the Business Day immediately following his or her Termination Date as the desired date of settlement for all DSUs held thereby.

(2)

Each DSU shall automatically, and without requiring any further action on the part of the holder thereof, be settled on the applicable date specified in the DSU Redemption Notice delivered, or deemed to have been delivered, by the holder thereof to the Corporation.

(3)

Where the settlement  of a DSU is made by way of cash, the calculation of the amount to which the holder thereof is entitled shall be made as of the date specified or deemed to be specified in the DSU Redemption Notice. All amounts payable, whether in cash or Shares, shall be net of any applicable withholding taxes or other source deductions.

Section 4.6	DSU Agreements.

DSUs shall be evidenced by a DSU Agreement in such form not inconsistent with the Plan as the Board may from time to time determine. The DSU Agreement shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting deferred share units in the Tax Act (including such terms and conditions so as to ensure that the DSUs granted to Canadian Participants do not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the Tax Act by reason of the exemption in paragraph 6801(d) of the regulations to the Tax Act) or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

Section 4.7	Award of Dividend Equivalents.

Dividend Equivalents may, as determined by the Board in its sole discretion, be awarded in respect of DSUs in a Participant's Account on the same basis as cash dividends declared and paid on Shares as if the Participant was a shareholder of record of Shares on the relevant record date. Dividend Equivalents, if any, will be credited to the Participant's Account in additional DSUs, the number of which shall be equal to a fraction where the numerator is the product of (i) the number of DSUs in such Participant's Account on the date that dividends are paid multiplied by (ii) the dividend paid per Share and the denominator of which is the Market Value of one Share calculated on the date that dividends are paid. Any additional DSUs credited to a Participant's Account as a Dividend Equivalent pursuant to this Section 4.7 shall be subject to the same terms and conditions, including vesting conditions, and time of payment, as the underlying DSU Award.

ARTICLE 5

RESTRICTED SHARE UNITS

Section 5.1	Nature of RSUs.

RSUs may, from time to time, be granted to Eligible Participants under the Plan, subject to such vesting and other terms and conditions, not inconsistent with the terms of the Plan, as the Board may impose in its sole and absolute discretion. An RSU is an Award paid to an Eligible Participant as a bonus for services rendered in the year of grant and is in addition to, and not in substitution for or in lieu of, ordinary salary and wages received by such Eligible Participant in respect of his or her services to the Corporation or an Affiliate, as applicable, and entitles the recipient Participant to receive the Cash Equivalent of one (1) Share or one (1) Share, or a combination thereof, as determined by the Corporation in its sole discretion, which entitlement shall be expressly set out in the applicable RSU Agreement. A RSU may be made subject to such restrictions, vesting and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 5.2	RSU Awards.
(1)

The Board shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Criteria, if any), and (iv) any other terms and conditions applicable to the granted RSUs, which need not be identical and which, without limitation, may include non-competition provisions, subject to the terms and conditions prescribed in the Plan and in any RSU Agreement.

(2)	Unless otherwise set forth in the RSU Agreement, each RSU shall vest as to 1/3 on each of the first, second and third anniversary of the date of grant.
(3)

Subject to the vesting and other conditions and provisions in the Plan and in any RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive, upon vesting, the Cash Equivalent of one (1) Share, one (1) Share, or any combination of cash and Shares as the Corporation, which entitlement shall be expressly set out in the applicable RSU Agreement.

Section 5.3	Term of RSUs.

The date on which a particular RSU awarded may vest (including if such date is an indeterminate date on which any Performance Criteria are satisfied) shall be determined by the Board but in all cases shall be required to be no later than December 15th of the calendar year which is three (3) years after the calendar year in which the RSU is granted (“Restriction Period”). For example, in order for the a holder of an RSU granted in June 2018 to receive the cash and/or Shares to which such holder is entitled upon vesting of the RSU, such RSU shall be required to vest no later than December 15, 2021. Unless otherwise determined by the Board, all RSUs that are unvested upon the expiry of the Restriction Period shall be cancelled effective as of the Business Day immediately following the last day of the Restriction Period.

Section 5.4	Settlement of RSUs.
(1)

Except as otherwise provided in the related RSU Agreement or in Section 5.4(4)(a), each RSU shall automatically, without requiring any further action by the Corporation or the holder thereof, be settled on the date on which all applicable vesting conditions and, if applicable, all Performance Criteria are satisfied (the “RSU Settlement Date”).

(2)	The satisfaction of any Performance Criteria, including the effective date of such satisfaction, shall be determined by resolution of the Board, in its sole discretion.
(3)	Where the settlement of an RSU is made by way of cash, the calculation of the Cash Equivalent amount to which the applicable holder is entitled shall be made as of the RSU Settlement Date.
(4)	Where the settlement of an RSU is made by way of Shares, then:
(a)

the RSU Settlement Date shall automatically, without requiring any further action by the Corporation or the holder thereof, be the first Business Day immediately following the date on which all applicable vesting conditions and, if applicable, all Performance Criteria are satisfied;

(b)

on such RSU Settlement Date the Corporation shall deliver, or cause to be delivered, to the applicable Eligible Participant (or as the Eligible Participant may direct) that number of Shares to which the Eligible Participant is entitled, after deducting any Shares in accordance with Section 8.2 on account of tax withholdings and other source deductions (the "Withheld RSU Shares"); and

(c)

for Canadian income tax reporting purposes, the value of the Shares received by the Eligible Participant in settlement of such RSUs shall be determined with reference to the average gross proceeds per Share received from the sale of the Withheld RSU Shares pursuant to  Section 8.2, and not with reference to the Market Value.

(5)	All amounts payable, whether in cash or Shares, shall be net of any applicable withholding taxes or other source deductions.
(6)

Notwithstanding any other provisions of the Plan, the following provisions apply to U.S. Participants:  RSUs granted to U.S. Participants shall be settled within sixty (60) days of the date on which all applicable vesting conditions and, if applicable, Performance Criteria are satisfied.

Section 5.5	RSU Agreements.

RSUs shall be evidenced by a RSU Agreement or included in an Employment or services Agreement, in such form not inconsistent with the Plan as the Board may from time to time determine. The RSU Agreement shall contain such terms that may be considered necessary in order that the RSU will comply with any provisions respecting restricted share units in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the corporation. For greater certainty, in respect of Canadian Participants, the Board intends to at all times ensure that the RSUs shall not constitute a “salary deferral arrangement” as defined in subsection 248(1) of the ITA, by reason of the exemption in paragraph (k) thereof.

ARTICLE 6

GENERAL CONDITIONS

Section 6.1	General Conditions Applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(1)

Employment - The granting of an Award to a Participant shall not impose upon the Corporation or an Affiliate any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(2)

Rights as a Shareholder - Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant's Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such Person's name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such Person's name on the share register for the Shares.

(3)

Conformity to Plan - In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(4)	Non-Transferability - Except as set forth herein, Awards are not transferable. Awards may be exercised only by:
(a)	the Participant to whom the Awards were granted;
(b)

with the Corporation's prior written approval and subject to such conditions as the Corporation may stipulate, such Participant's family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(c)	upon the Participant's death, by the legal representative of the Participant's estate;
(d)	upon the Participant's incapacity, the legal representative having authority to deal with the property of the Participant during such period of incapacity; or
(e)

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Award. A Person exercising an Award may subscribe for Shares only in the Person's own name or in the Person's capacity as a legal representative.

Section 6.2	General Conditions Applicable to Awards.
(1)	Unless specifically addressed elsewhere in the Plan or in a Grant Agreement, each Award shall be subject to the following conditions:
(a)

Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, all unexercised vested and unvested Awards granted to such Participant shall terminate on the Termination Date. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. “Cause” shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Code of Conduct and any reason determined by the Corporation to be cause for termination.

(b)	Retirement. In the case of a Participant's retirement, any unvested Awards held by the Participant as at the Termination Date will be as set forth in the applicable Grant Agreement.
(c)

Resignation. In the case of a Participant ceasing to be an Eligible Participant due to such Participant's resignation, subject to any later expiration dates determined by the Board, all Awards shall expire on the earlier of 90 days after the effective date of such resignation, or the expiry date of the Award, to the extent such Awards were vested and exercisable by the Participant on the effective date of such resignation and all unexercised unvested Awards granted to such Participant shall terminate on the effective date of such resignation (other than DSUs which shall be governed by the provisions of Article 4).

(d)

Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause”, resignation, death or Disability) any Award held by an Eligible Participant shall continue to vest and may be exercised in accordance with its terms at any time during the period that terminates on the earlier of:

(i)	the 30th day after the Participant's Termination Date;
(ii)	the expiry of the Option Term, if the Award is an Option.

Any Award that remains unexercised or has not been surrendered shall be immediately forfeited upon the termination of such period.

(e)

Death. If a Participant dies while in his or her capacity as an Eligible Participant, all unvested Awards will immediately vest and each Award (other than DSUs which shall be governed by the provisions of Article 4) will expire on the earlier of: (i) the date that is 180 calendar days after the Termination Date; and (ii) the applicable expiry date of the Award in question.

(f)

Disability. In the case of a Participant ceasing to be an Eligible Participant due to the employment or engagement by the Corporation of the Participant being terminated due to the Participant’s Disability, all unvested Awards will immediately vest and each Award (other than DSUs which shall be governed by the provisions of Article 4) will expire on the earlier of: (i) the date that is 180 calendar days after the  Termination Date; and (ii) the applicable expiry date of the Award in question.

(g)

Change in Control. If a Participant is terminated without “cause” or resigns for good reason during the 12-month period following a Change in Control, or after the Corporation has signed a written agreement to effect a change of control but before the change of control is completed, then any unvested Awards will immediately vest and such Awards (other than DSUs which shall be governed by the provisions of Article 4) may be exercised within 30 calendar days of the Termination Date.

(2)

Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant and effect any other right of recovery or recoupment of the cash value of any equity or other compensation provided under the Plan under applicable law, Exchange listing requirements or in accordance with any policies of the Corporation that may be adopted or modified from time to time (each, a “Clawback Policy”). By accepting an Award, the Participant is agreeing to be bound by any Clawback Policy as in effect on the date of grant (or as may be adopted or modified from time to time by the Corporation to comply with applicable law or Exchange listing requirements).

Section 6.3	Unfunded Plan.

Unless otherwise determined by the Board, the Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

ARTICLE 7

ADJUSTMENTS AND AMENDMENTS

Section 7.1	Adjustments.

Subject to any required approval by the Exchange or other applicable regulatory authority, in the case of any merger, amalgamation, arrangement, rights offering, subdivision, consolidation, or reclassification of the Shares or other relevant change in the capitalization of the Corporation, or stock dividend or distribution (excluding dividends or distributions which may be paid in cash or in Shares at the option of the shareholder), or exchange of the Shares for other securities or property, the Corporation shall make appropriate adjustments in the Shares issuable or amounts payable, as the case may be, as determined as appropriate by the Board, to preclude a dilution or enlargement of the benefits hereunder, and any such adjustment (or non-adjustment) by the Corporation shall be conclusive, final and binding upon the Participants. However, no amount will be paid to, or in respect of, the Participants under the Plan or pursuant to any other arrangement, and no additional Awards will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

Section 7.2	Amendment or Discontinuance of the Plan.
(1)	The Board may amend the Plan or any Award at any time without the consent of the Participants provided that such amendment shall:
(a)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 7 hereof;
(b)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Exchange; and
(c)

be subject to shareholder approval, where required by law, the requirements of the Exchange or the provisions of the Plan, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

(i)	amendments of a general “housekeeping” or clerical nature that among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Plan; and
(ii)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award.
(2)	Notwithstanding Section 7.2(1)(c), the Board shall be required to obtain shareholder approval to make the following amendments:
(a)	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.4 and in the event of an adjustment pursuant to Article 7;
(b)

any amendment which reduces the exercise price of any Award, as applicable, after such Awards have been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price, except in the case of an adjustment pursuant to Article 7;

(c)	any amendment which extends the expiry date of any Award, or the Restriction Period of any RSU beyond the original expiry date, except in case of an extension due to a Black-Out Period;
(d)

any amendment which increases the maximum number of Shares that may be (i) issuable to Insiders under the Plan and any other proposed or established Share Compensation Arrangement; or (ii) issued to Insiders under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Article 7; or

(e)	any amendment to the amendment provisions of the Plan.
(3)

The Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant's employment shall not apply for any reason acceptable to the Board.

(4)

The Board may, subject to regulatory approval, discontinue the Plan at any time without the consent of the Participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan.

Section 7.3	Change in Control
(1)

Notwithstanding anything else in the Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Awards into equivalent Awards of substantially equivalent (or greater) value in any entity participating in or resulting from a Change in Control.

(2)

Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change in Control, or otherwise becoming aware of a pending Change in Control, the Corporation shall give written notice of the proposed Change in Control to the Participants, together with a description of the effect of such Change in Control on outstanding Awards, not less than 7 days prior to the dosing of the transaction resulting in the Change in Control.

(3)

The Board may, in its sole discretion, change the Performance Criteria or accelerate the vesting and/or the expiry date of any or all outstanding Awards to provide that, notwithstanding the Performance Criteria and/or vesting provisions of such Awards or any Grant Agreement, such designated outstanding Awards shall be fully performed and/or vested and conditionally exercisable upon (or prior to) the completion of the Change in Control provided that the Board shall not, in any case, authorize the exercise of Awards pursuant to this Section 7.3(3) beyond the expiry date of the Awards. If the Board elects to change the Performance Criteria or accelerate the vesting and/or the expiry date of the Awards, then if any of such Awards (other than DSUs which shall be governed by the provisions of Article 4) are not exercised or settled within 7 days after the Participants are given the notice contemplated in Section 7.3(2) (or such later expiry date as the Board may prescribe), such unexercised or unsettled Awards (other than DSUs which shall be governed by the provisions of Article 4) shall, unless the Board otherwise determines, terminate and expire following the completion of the proposed Change in Control. If, for any reason, the Change in Control does not occur within the contemplated time period, the satisfaction of the Performance Criteria, the acceleration of the vesting and the expiry date of the Awards shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

(4)

To the extent that the Change in Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation and the Board does not change the Performance Criteria or accelerate the vesting and/or the expiry date of Awards pursuant to Section 7.3(3), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change in Control, the number and kind of shares subject to outstanding Awards and/or the Option Price per share of Options shall be appropriately adjusted (including by substituting the Awards for awards to acquire securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Participants. The Board may make changes to the terms of the Awards or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Awards and the rights of Participants are not materially adversely affected by any such changes.

(5)

Notwithstanding anything else to the contrary herein, in the event of a potential Change in Control, the Board shall have the power, in its sole discretion, to modify the terms of the Plan and/or the Awards (including, for greater certainty, to cause the vesting of all unvested Awards) to assist the Participants to tender into a take-over bid or other transaction leading to a Change in Control. For greater certainty, in the event of a take over bid or other transaction leading to a Change in Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise or settle their Awards (other than DSUs which shall be governed by the provisions of Article 4), such conditional exercise or settlement to be conditional upon the take-up by such offer or of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change in Control). If, however, the potential Change in Control referred to in this Section 7.3(5) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 7.3(5) or the definition of “Change in Control”: (i) any conditional exercise or settlement of vested Awards shall be deemed to be null, void and of no effect, and such conditionally exercised Awards shall for all purposes be deemed not to have been exercised; (ii) Shares which were issued pursuant to the exercise or settlement of Awards which vested pursuant to this Section 7.3 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares; and (iii) the original terms applicable to Awards which vested pursuant to this Section 7.3 shall be reinstated.

ARTICLE 8

MISCELLANEOUS

Section 8.1	Use of an Administrative Agent and Trustee.
(1)

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan (including the withholding of applicable taxes and deduction of other applicable source amounts), the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

(2)

Notwithstanding any other provisions of the Plan, the Board may from time to time implement (or cause to be implemented) such systems and procedures (including systems and procedures operated by one or more entities engaged by the Board to act as administrative agent and perform some or all of the administrative duties of the Board under the Plan) to facilitate the administration of Awards granted under the Plan and the holding and administration of the assets that may be held in respect of Awards granted under the Plan (including the withholding of applicable taxes and deduction of other applicable source amounts), and shall provide Participants with all necessary details regarding such systems and procedures to facilitate such administration.

(3)

If the Board has engaged one or more entities to perform some or all of the administrative to act as administrative agent to perform the duties of the Board under the Plan, such as an Internet-based administration platform, notwithstanding the other provisions of the Plan, the Participants shall follow the procedures established by the Board or such administrative agent with respect to the administration of Awards granted under the Plan and the holding and administration of the assets that may be held in respect of Awards granted under the Plan (including the withholding of applicable taxes and deduction of other applicable source amounts).

Section 8.2	Tax Withholding.

Notwithstanding any other provision of the Plan, all distributions, issuances or delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable tax withholdings and other source deductions. Unless otherwise agreed to by the Corporation and the applicable Participant, subject to compliance relevant Black-Out Periods and applicable law, if the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation shall be satisfied by the sale by the Corporation, the Corporation's transfer agent and registrar or any administrative agent or trustee appointed by the Corporation pursuant to Section 8.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, of such number of Shares as would be required for the proceeds of such sale to amount to no less than the sum of the values of the applicable tax required to be withheld and the other source deductions required to be made by the Corporation, which proceeds shall be delivered to the Corporation for remittance of the applicable amounts to the appropriate governmental authorities.

Section 8.3	Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 8.4	Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 8.5	Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 8.6	Required Delay for Certain U.S. Participants

Notwithstanding any provision of the Plan to the contrary, solely to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to U.S. Participants during the 6-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the 6-month anniversary of the U.S. Participant’s separation from service (or death, if earlier).

Section 8.7	Black-Out Periods.

Notwithstanding anything to the contrary contained herein, the administration and consummation of all matters contemplated or that may be contemplated by the Plan and/or any documents executed in connection herewith (including all Grant Agreements) shall be subject in all respects to compliance with all applicable Black-Out Periods.

Section 8.8	Effective Date of the Plan.

The Plan was approved by the Board and shall take effect on February 15, 2018, as amended April 8, 2019, May 14, 2021, January 15, 2022, August 22, 2022 and June 28, 2023.

APPENDIX A– FORM OF OPTION AGREEMENT

FORM OF OPTION AGREEMENT

HUT 8 MINING CORP.

OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is entered into between Hut 8 Mining Corp. (the “Corporation”), and the optionee named below (the “Optionee”), a [Canadian Participant/U.S Participant/ Canadian and U.S. Participant], pursuant to and on the terms and subject to the conditions of the Corporation's Omnibus Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Option Agreement shall have the meanings set forth in the Plan.

The terms of the option (the “Option”), in addition to those terms set forth in the Plan, are as follows:

1.	Optionee. The Optionee is ● and the address of the Optionee is currently ●.
2.

Number of Shares. The Optionee may purchase up to ● Shares of the Corporation (the “Option Shares”) pursuant to this Option, as and to the extent that the Option vests and becomes exercisable as set forth in section 5 of this Option Agreement.

3.	Option Price. The exercise price is Cdn $● per Option Share (the “Option Price”).
4.	Date Option Granted. The Option was granted on ●.
5.	Term of Option. The Option terminates on ●. (the “Expiry Date”).
6.	Vesting. The Option to purchase Option Shares shall vest and become exercisable as follows: ●
7.

Exercise of Options. In order to exercise the Option, the Optionee shall notify the Corporation in the form annexed hereto as SCHEDULE A, whereupon the Corporation shall use reasonable efforts to cause the Optionee to receive a certificate representing the relevant number of fully paid and non-assessable Shares in the Corporation. To the extent the Participant is entitled to a Cashless Exercise Right in respect of all or any portion of the Options granted pursuant to this Option Agreement, such Cashless Exercise Right shall be exercisable only by delivery to the Corporation of a duly completed and executed Exercise Notice specifying the Participant's intention to surrender such Options to the Corporation pursuant to such Cashless Exercise Right, together with payment of any withholding taxes as required by the Corporation. Any such payment to the Corporation shall be made by certified cheque or wire transfer in readily available funds.

8.	Transfer of Option. The Option is not-transferable or assignable.
9.

Inconsistency. This Option Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this Option Agreement and the Plan, the terms of the Plan shall govern.

10.

Severability. Wherever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

A-2

11.

Entire Agreement. This Option Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12.	Successors and Assigns. This Option Agreement shall bind and enure to the benefit of the Optionee and the Corporation and their respective successors and permitted assigns.
13.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.
14.

Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

15.	Counterparts. This Option Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this Agreement, the Optionee acknowledges that the Optionee has been provided a copy of and has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereof have executed this Option Agreement as of the _______ day of __________________, 20____.

HUT 8 MINING CORP.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

SCHEDULE A

ELECTION TO EXERCISE STOCK OPTIONS

TO:	HUT 8 MINING CORP. (the “Corporation”)

The undersigned Optionee, a [Canadian Participant/U.S Participant/ Canadian and U.S. Participant], hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated ________________________, 20___ under the Corporation's Omnibus Long-Term Incentive Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Option Price (per Share):	$

Aggregate Purchase Price:	$

Amount enclosed that is payable on account of any source deductions relating to this Option exercise (contact the Corporation for details of such amount):

◻ Or check here if alternative arrangements have been made with the Corporation;

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, any applicable tax withholding or source deduction amounts, and directs such Shares to be registered in the name of ___________________________________________.

- OR -
□

The undersigned irrevocably gives notice of the Participant's intention to surrender to the Corporation _____ Options held by the Participant pursuant to the Option Agreement in accordance with the Cashless Exercise Right (as defined in the Plan) granted in respect of such Options, and agrees to receive, in consideration for the surrender of such Options to the Corporation, that number of whole Shares (disregarding fractional shares) equal to the following:

((A – B) x C)

A

where: A is the Market Value (as defined in the Plan) of a Share on determined as of the date this Exercise Notice is received by the Corporation; B is the Option Price; and C is the number of Options in respect of which such Cashless Exercise Right is being exercised.

Witness	[Insert Participant's Name]

APPENDIX B – FORM OF DSU AGREEMENT

FORM OF DSU AGREEMENT

HUT 8 MINING CORP.

DEFERRED SHARE UNIT AGREEMENT

Name:	[name of DSU Participant] , a [Canadian Participant/U.S Participant/ Canadian and U.S. Participant],
Award Date	[insert date]

Hut 8 Mining Corp. (the “Corporation”) has adopted the Omnibus Long Term Incentive Plan (the “Plan”). Your award is governed in all respects by the terms of the Plan, and the provisions of the Plan are hereby incorporated by reference. For greater certainty, the provisions set out in Article 4 and Article 6 of the Plan applicable to DSUs shall be deemed to form part of this DSU Agreement mutatis mutandis. Capitalized terms used and not otherwise defined in this DSU Agreement shall have the meanings set forth in the Plan. If there is a conflict between the terms of this DSU Agreement and the Plan, the terms of the Plan shall govern.

Your Award:	The Corporation hereby grants to you ● DSUs.

1.	Settlement. Subject to applicable securities laws, each DSU evidenced hereby shall be settled as follows:

(Select one of the following three options by checking off the applicable box and, if applicable, completing the relevant fields set out below)

ð	(a) One Share issued from treasury;
ð	(b) Cash Equivalent of one Share; or
ð	(c) the following combination of (a) and (b) above: _______ of one Share, and ________ of the Cash Equivalent of one Share.
2.	Transfer of DSUs. The DSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.
3.

Inconsistency. This DSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this DSU Agreement and the Plan, the terms of the Plan shall govern.

4.

Severability. Wherever possible, each provision of this DSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this DSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but th.is DSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.

Entire Agreement. This DSU Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

B-2

6.	Successors and Assigns. This DSU Agreement shall bind and enure to the benefit of the Participant named above and the Corporation and their respective successors and permitted assigns.
7.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.
8.

Governing Law. This DSU Agreement and the DSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.	Counterparts. This DSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

PLEASE SIGN AND RETURN A COPY OF THIS DSU AGREEMENT TO THE CORPORATION.

By your signature below, you acknowledge that you have received a copy of the Plan and have reviewed, considered and agreed to the terms of this DSU Agreement and the Plan.

Signature:	Date:

On behalf of the Corporation:

HUT 8 MINING CORP.

By:
Name:
Title:

APPENDIX C – BOARD RETAINER DSU ELECTION NOTICE

To: Hut 8 Mining Corp. (the “Corporation”)

All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

Pursuant to the Omnibus Long Term Incentive Plan of the Corporation. (the “Plan”), I hereby elect that_______% of my Annual Board Retainer shall be satisfied in the form of Deferred Share Units (“DSUs”).

I confirm that:

(a) I have received and reviewed a copy of the terms of the Plan and have reviewed, considered and agreed to be bound by the terms of this Election Notice and the Plan.

(b) I recognize that when DSUs are settled in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon settlement of the DSUs, the Corporation will make or arrange with me to make all appropriate withholdings as required by law at that time.

(c) The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(d) I am a [Canadian Participant/U.S Participant/ Canadian and U.S. Participant].

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan.

Date: __________________

________________________

(Name of Participant)

________________________

(Signature of Participant)

APPENDIX D – FORM OF RSU AGREEMENT

FORM OF RSU AGREEMENT

HUT 8 MINING CORP.

RESTRICTED SHARE UNIT AGREEMENT

This restricted share unit agreement (“RSU Agreement”) is entered into between Hut 8 Mining Corp. (the “Corporation”) and the Participant named below (the “Recipient”), a [Canadian Participant/U.S Participant/ Canadian and U.S. Participant], of the restricted share units (“RSUs”) pursuant to the Corporation's Omnibus Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this RSU Agreement shall have the meanings set forth in the Plan.

The terms of the RSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is ● and the address of the Recipient is currently ●.
2.	Grant of RSUs. The Recipient is hereby granted ● RSUs.
3.	Settlement. Subject to applicable securities laws, each RSU evidenced hereby shall be settled as follows:

(Select one of the following three options by checking off the applicable box and, if applicable, completing the relevant fields set out below)

ð	(a) One Share issued from treasury;
ð	(b) Cash Equivalent of one Share; or
ð	(c) the following combination of (a) and (b) above: _______ of one Share, and ________ of the Cash Equivalent of one Share.
4.	Performance Criteria. ●.
5.	Vesting. The RSUs will vest as follows: ●.
6.	Transfer of RSUs. The RSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.
7.

Inconsistency. This RSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this RSU Agreement and the Plan, the terms of the Plan shall govern.

8.

Severability. Wherever possible, each provision of this RSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this RSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but th.is RSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.

Entire Agreement. This RSU Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

D-2

10.	Successors and Assigns. This RSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.
11.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.
12.

Governing Law. This RSU Agreement and the RSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

13.	Counterparts. This RSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this RSU Agreement, the Participant acknowledges that he or she has been provided with, has read and understands the Plan and this RSU Agreement.

IN WITNESS WHEREOF the parties hereof have executed this RSU Agreement as of the _______ day of __________________, 20____.

HUT 8 MINING CORP.

By:
Name:
Title:

Witness	[Insert Participant's Name]